SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 30, 2004


                          DATA SYSTEMS & SOFTWARE INC.
           (Exact name of Registrants as Specified in their Charters)


      Delaware                          0-19771                   22-2786081
-----------------------------   ------------------------    --------------------
(States or Other Jurisdiction   (Commission file Numbers)       (IRS Employer
    of Incorporation)                                       Identification Nos.)


                     200 Route 17, Mahwah, New Jersey       07430
               -----------------------------------------------------
               (Address of Principal Executive Offices)   (Zip Code)


        Registrants' telephone number, including area code (201) 529-2026
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

         1. On December 30, 2004, the Registrant's Board of Directors approved certain changes to its Employment Agreement with George Morgenstern dated as of January 1, 1997 as amended by a First Amendedment dated as of December 31, 2001 and a Second Amendment dated as of March 13, 2002 (the "Employment Agreement"). Under the Employment Agreement, in consideration for a consulting fee, Mr. Morgenstern was to serve as a consultant to the Registrant on a part-time basis for a period of seven years, which period began on January 1, 2004 and was to end on December 31, 2010. At the request of the Board, Mr. Morgenstern has continued to serve as on a substantialy full-time basis as Chairman, President and CEO of the Regstrant.

In recognition of that continued service, and to provide additional incentive for such continued service at the pleasure of the Board, the Board of Directors agreed to extend the consulting period by one year. Under the Employment Agreement as so amended, Mr. Morgenstern would continue to serve as a consultant until the end of 2011, and would receive a consulting fee (plus certain other benefits) through the end of 2008 at a rate equal to 50% of that which he received during 2003 (his last year of employment) and at 25% of such base rate for the last three years of the consulting period. The Board also approved the grant to Mr. Morgenstern of options to purchase 180,000 shares of the Registrant's Common Stock at an exercise price of $0.91 per share, vesting over the next 18 months, provided Mr. Morgenstern continues to serve as CEO at the pleasure of the Board. The options will become immediately exercisable upon an involuntary termination of Mr. Morgenstern as CEO or a change in control of the Registrant.

         2. On December 30, 2004, the Registrant's Board of Directors approved the grant of options to Yacov Kaufman, the Registrant's Vice President and CFO, to purchase 75,000 shares of the Registrant's Common Stock at an exercise price of $0.91 per share, vesting over the next two years. The options will become immediately exercisable upon an involuntary termination of Mr. Kaufman or a change in control of the Registrant.

         3. On December 30, 2004, the Registrant's Board of Directors approved the grant of options to Sheldon Krause, the Registrant's Secretary and General Counsel, to purchase 10,000 shares of the Registrant's Common
Stock, at an exercise price of $0.91 per share, vesting over the next 30 months. The options will become immediately exercisable upon an involuntary termination of Mr. Krause or a change in control of the Registrant.

         All the option grants were made pursuant to the Registrant's 1994 Stock Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this ___ day of January, 2005.

                                   DATA SYSTEMS & SOFTWARE, INC.


                                   By: /s/ GEORGE MORGENSTERN
                                       -----------------------------------------
                                   Name:  George Morgenstern
                                   Title:  President and Chief Executive Officer